Exhibit 4-e

Restated Bylaws of ADC Telecommunications, Inc., as amended effective July 30, 2002

RESTATED BYLAWS

OF

ADC TELECOMMUNICATIONS, INC.

(July 30, 2002)

ARTICLE I.

OFFICES, CORPORATE SEAL

                            Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment or restatement of the Articles of Incorporation or resolution of the directors filing with the Secretary of State of Minnesota changing the registered office.

                            Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

                            Section 1.03. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word “Minnesota” and the words “Corporate Seal.”

ARTICLE II.

MEETINGS OF SHAREHOLDERS

                            Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota.  The directors shall designate the time of day of each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o’clock a.m.

                            Section 2.02. Regular Meetings.

                            (a)                A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

                            (b)               At a regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

                            (c)               Only proposals to be brought before a regular meeting of shareholders by a shareholder in accordance with the following procedures shall be considered at such regular meeting.  For a proposal to be properly brought by a shareholder at a regular meeting, the shareholder must give written notice to the Chief Executive Officer, Chief Financial Officer or Secretary of the corporation so as to be received at the principal executive offices of the corporation not later than the date determined in accordance with the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, that proposals of shareholders intended to be presented at such regular meeting must be received in order to be included in the corporation’s proxy statement and proxy for such regular meeting.  Each such notice shall set forth (a) the name and address of the shareholder who intends to make the proposal specified in such notice, (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at the regular meeting and intends to appear in person or by proxy at such regular meeting to make such proposal, (c) a brief description of such proposal and the reasons for making the proposal at the regular meeting, (d) a description of any material interest of the shareholder in the matter proposed and (e) such other information that would be required to be included in a proxy statement filed by the corporation pursuant to the proxy rules of the Securities Exchange Commission with respect to the proposal and the proponent thereof.

                            Section 2.03.  Special Meetings.  Special meetings of the shareholders may be held at any time and for any proper purpose and may be called by the Chairman of the Board of Directors, the President, the Treasurer, any two directors or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by a shareholder or shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote.  A shareholder or shareholders holding the requisite percentage of the voting power may demand a special meeting of the shareholders by written notice given to the chief executive officer or chief financial officer of the corporation stating the purposes of the meeting.  Within 30 days after receipt of such a demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation.  Special meetings shall be held on the date and at the time and place fixed by the Chairman of the Board of Directors, the President, the Treasurer, or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located.  The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

                            Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least 5 days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                            Section 2.05. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy.  Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation.  Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

                            Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

                             Section 2.07. Notice of Meetings. (a) Except as provided in Section 2.07(b) there shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his or her address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, which notice shall be mailed at least ten days but not more than 60 days prior thereto; except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

                            (b) The written notice required by Section 2.07(a) need not be given when the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment.

                            Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his or her attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                            Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

ARTICLE III.

DIRECTORS

                            Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

                            Section 3.02. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

                             Section 3.03. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours’ notice, or by any other director by giving at least five days’ notice, of the date, time and place thereof, to each director by mail, telephone, telegram or in person.

                             Section 3.04. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

                             Section 3.05. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

                             Section 3.06. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purpose of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

                            Section 3.07. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.07 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

Section 3.08.  Vacancies; Newly Created Directorships.  Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.08 shall be a director until such director’s successor is elected by the shareholders at their next regular or special meeting.

                            Section 3.09 Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of the majority of the directors present. Each committee (except any committee established pursuant to Minnesota Statutes Section 302A.243) shall be subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the affirmative vote of the majority of the Board of Directors.

                            Section 3.10. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles of Incorporation provide otherwise and the action need not be approved by the shareholders.

                            Section 3.11. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

                            Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), a President, a Treasurer, a Secretary (if one is elected by the Board), and such other officers and agents as may, from time to time, be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

                            Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within and without their number, the President, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorships.

                             Section 4.03. Removal and Vacancies. Any officer may be removed from his or her office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

                             Section 4.04. Chief Executive Officer. Either the Chairman of the Board or the President of the corporation may be designated from time to time by the Board to be the Chief Executive Officer of the corporation.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him or her by the Board.

                             Section 4.05. Chief Operating Officer. The Chief Operating Officer, if one is elected by the Board, can be either the President or a Vice President.  He or she shall be responsible for the management of all of the operations of the corporation’s business and shall have such other authority and duties as the Board of Directors or the Chief Executive officer from time to time may prescribe.  He or she shall report to the Chief Executive Officer and be responsible to him or her.  He or she may also execute and deliver in the name of the corporation any instruments or documents pertaining to the business of the corporation which could be executed by the Chief Executive Officer.

                             Section 4.06. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the corporation; (b) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation; and (c) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

                             Section 4.07. Chairman of the Board. Unless otherwise determined by the Board, the Chairman of the Board shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the directors and shall have such other duties, as may be prescribed, from time to time, by the Board of Directors.

                             Section 4.08. President. Unless otherwise determined by the Board, the President shall be the Chief Operating Officer of the corporation and shall supervise and control the operations of the corporation.  If an officer other than the President is designated Chief Operating Officer, the President shall perform such duties as may from time to time be assigned to him or her by the Board.

                             Section 4.09. Vice President. The Board of Directors may designate one or more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, the Vice Presidents shall succeed to his or her power and duties in the order designated by the Board of Directors.

                             Section 4.10. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors.  The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

                             Section 4.11.  Treasurer.  The Treasurer shall (a) deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (b) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (c) shall distribute corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board and shall perform such duties as may from time to time be assigned to him or her by the Board.

                             Section 4.12. Removal and Vacancies. Any officer may be removed from his or her office by the Board of Directors at any time, with or without cause.  Such removal, however, shall be without prejudice to the contract rights of the person so removed.  If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

                             Section 4.13. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.

ARTICLE V.

SHARES AND THEIR TRANSFER

                            Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchanges or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

                            Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of

Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

                            Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

                            Section 5.04. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI.

DIVIDENDS, RECORD DATE

                            Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

                            Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VII.

BOOKS AND RECORDS, FISCAL YEAR

                            Section 7.0l. Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the Board:

(1)                                  a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

(2)                                  a record of the dates on which certificates or transaction statements representing shares were issued.

                            Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes Section 302A.461, originals or copies of:

(1)                                records of all proceedings of shareholders for the last three years;

(2)                                  records of all proceedings of the board for the last three years;

(3)                                  its articles and all amendments currently in effect;

(4)                                  its bylaws and all amendments currently in effect;

(5)                                  financial statements required by Minnesota Statutes Section 302A.463 and the financial statements for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

(6)                                  reports made to shareholders generally within the last three years;

(7)                                  a statement of the names and usual business addresses of its directors and principal officers;

(8)                                  any shareholder voting or control agreements of which the corporation is aware; and

(9)                                  such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

                            Section 7.03. Audit. The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.

                            Section 7.04. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII.

LOANS, GUARANTEES, SURETYSHIP

                            Section 8.01. The corporation may lend money to, guarantee an obligation of or become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

(1)                                  is in the usual and regular course of business of the corporation;

(2)                                  is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

(3)                                  is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected in the judgment of the board, to benefit the corporation; or

(4)                                  has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.

The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.

ARTICLE IX.

INDEMNIFICATION OF CERTAIN PERSONS

                            Section 9.01.  The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

ARTICLE X.

AMENDMENTS

                            Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting.  Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures or removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend any Bylaw to increase their number.

ARTICLE XI.

SECURITIES OF OTHER CORPORATIONS

                            Section 11.01.  Voting Securities Held by the Corporation.  Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the President to the extent granted to such other person or persons.

                             Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any person or persons.